EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement is made as of the 14th day of February, 2012, by and between Tommy Allen (“Consultant”), and All Energy Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company is in need of personnel with experience in the field of oil and gas services; and

WHEREAS, Consultant possesses experience in the field of oil and gas services; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock quoted on the OTC Bulletin Board under the symbol “AFSE”; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1.           The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to oil and gas services.  Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit “A” attached hereto and made a part hereof, throughout the term of this Agreement. Consultant agrees that she shall be responsible for ordinary, day-to-day expenses incurred in her performance hereunder. The Company shall however be responsible for all postage and printing expenses, which shall be reimbursable on a monthly basis, upon receipt by the Company of an invoice from Consultant in respect thereof. All other expenses, such as traveling and accommodation, shall be negotiated on a case-by-case basis.

It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company’s name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

Notwithstanding anything contained herein to the contrary, it is clearly understood and agreed to by the parties hereto that the aforementioned services to be provided by Consultant shall not, directly or indirectly, involve any capital raising efforts or promotion of the Company’s securities.

2.           The term of this Agreement shall commence upon January 1, 2012 and shall continue to February 29, 2012.  This Agreement may be terminated by the Company, without cause, on three (3) days written notice, however all compensation shall be deemed earned upon the execution of this Agreement.

3.           In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the compensation set forth on Exhibit “B” attached hereto and made a part hereof.

4. The Company represents and warrants to Consultant that:

A.           The Company will cooperate fully and timely with Consultant to enable Consultant to perform her obligations hereunder.

B.           The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

C.           The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

5.           Consultant represents and warrants to the Company that Consultant is under no legal disability with respect to entering into, and performing under, this Agreement.

6.           Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of her affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when she or they are privy to nonpublic information.

Consultant agrees that he will not disseminate any printed matter relating to the Company without prior written approval of the Company.

Consultant agrees that she will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

7.           All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Consultant at:

Tommy Allen
22 Gate Hill Drive
Spring, Texas 77381

and to the Company at:

ALL Energy Corporation
Attention: Dean E. Sukowatey
6165 N.W. 86th Street
Des Moines, Iowa 50131

8. Miscellaneous.

A.           In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Des Moines, Iowa, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

B.           This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

C.           This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

D.           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

ALL ENERGY CORPORATION

By:	/s/ DEAN E. SUKOWATEY Dean E. Sukowatey President

/s/ TOMMY ALLEN Tommy Allen

Exhibit “A”
to
Consulting Agreement with Tommy Allen

SERVICES TO BE PERFORMED BY CONSULTANT ON BEHALF OF THE COMPANY
The consulting services to be provided by Consultant under the Consulting Agreement to which this Exhibit “A” is attached include, but shall not be limited to:

-	As requested by the Company, oil and gas services as it evaluates investment prospects.

-	Perform such other tasks may be reasonably requested by the Company.

It is understood that there may be times when the Company does not utilize the services or advice of Consultant.  Any such failure of the Company to use, or seek in writing, Consultant’s advice and/or services and/or assistance, as set forth herein, shall not be deemed to be non-performance hereunder by Consultant.

Exhibit “B”
to
Consulting Agreement with Tommy Allen

COMPENSATION TO BE PAID BY THE COMPANY TO CONSULTANT

As full payment for Consultant’s services under the Consulting Agreement (the “Agreement”) to which this Exhibit “B” relates, Consultant shall receive options to purchase shares of the Company’s common stock, as follows:

Consultant represents and warrants that he has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that she is aware that the Company currently lacks adequate capital to pursue its full plan of business.

1.           Number of Shares; Exercise Price.  Pursuant to action taken by the Company’s board of directors, the Company hereby grants to Consultant, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Agreement, an option (“Option”) to purchase the number of shares of Company common stock (“Option Shares”) set forth below, at the exercise price set forth below:

Number of Shares:   200,000 shares

Exercise Price:           $1.50 per share.

2.           Method and Time of Exercise.  The Option may be exercised, in whole or in part, from time to time and at any time, beginning on the date of the Agreement, to purchase a number of shares indicated in a written notice delivered to the Company that states the number of Option Shares with respect to which the Option is then being exercised, together with a check, payable to the Company, or a wire transfer to the Company in the amount equal to the Exercise Price, multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise.  Only whole shares shall be issued upon exercise of the Option.

3.           Term. The Option shall expire concurrently with the term of the Agreement.

4.           Tax Withholding.  As a condition to exercise of the Option, the Company may require Consultant to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of the Option.

5.           Transferability. The Option and this Agreement may not be assigned or transferred by Consultant, without the prior written consent of the Company.

6.           Consultant Not a Shareholder.  Consultant shall have no right as a shareholder with respect to the Option Shares issued from time to time upon exercise of the Option until the earlier of: (A) the date of issuance of a stock certificate or stock certificates to Consultant applicable to the Option Shares then issuable to Consultant upon exercise of the Option; and (B) the date on which Consultant is recorded as owner of such Option Shares on the Company's stock ledger by the Company's registrar and transfer agent. Except as set forth in paragraph 10 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the earlier of the event described in clauses (A) and (B) of this paragraph.

7.           Restrictions on Transfer. Consultant represents and agrees that, upon Consultant’s exercise of the Option, unless there is in effect at that time under the Securities Act of 1933, as amended, a registration statement relating to the Option Shares, Consultant shall acquire the Option Shares for the purpose of investment and not with a view to their resale or further distribution, and that, upon such exercise hereof, Consultant will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

8.           Shares Qualified for Listing. The Company represents that its common stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, without limitation, the OTC Bulletin Board.

9.           Status of Shares Underlying the Option Shares.  All Option Shares issuable to Consultant shall be issued pursuant an effective registration statement under the Securities Act of 1933, as amended, including a registration statement on Form S-8.

10.           Adjustments.  If there is any change in the capitalization of the Company after the date of the Agreement affecting in any manner the number or kind of outstanding shares of common stock of the Company, whether by stock dividend, stock splits, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations, then the number and kind of shares then subject to the Option and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the board of directors of the Company; provided, however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Option and the Agreement.

11.           Cessation of Corporate Existence.  Notwithstanding any other provision of this Agreement, in the event of the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity in a single transaction, the Option granted hereunder shall terminate; provided, however, that not later than five (5) days before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to Consultant an option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Option, and such new option or options for shares of the surviving corporation shall contain such terms, conditions and provisions as shall be required substantially to preserve the rights and benefits of the Option and this Agreement.